                                                                    EXHIBIT 99.5

================================================================================

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                 by and between

                       MERRILL LYNCH MORTGAGE LENDING INC.
                                   (Purchaser)

                                       and

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                    (Seller)

                          Dated as of November 1, 2005

                      RESIDENTIAL FIRST LIEN MORTGAGE LOANS
                     SCHEDULE/SCHEDULE FLOW DELIVERY PROGRAM
                       WASHINGTON MUTUAL BANK. AS SERVICER

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS...................................................     4

ARTICLE 2. CONVEYANCE AND TRANSFER.......................................    13
   Section 2.1   Conveyance and Transfer.................................    13
   Section 2.2   Sale Date...............................................    13
   Section 2.3   Due Diligence Examination...............................    15

ARTICLE 3. CONSIDERATION.................................................    15
   Section 3.1   Purchase Price..........................................    15

ARTICLE 4. REPRESENTATIONS AND WARRANTIES................................    16
   Section 4.1   Representations and Warranties of Seller................    16
   Section 4.2   Remedies................................................    25
   Section 4.3   Representations and Warranties of Purchaser.............    26

ARTICLE 5. COVENANT NOT TO SOLICIT.......................................    27

ARTICLE 6. SERVICING THE MORTGAGE LOANS..................................    28

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..............    28
   Section 7.1   Correctness of Representations and Warranties...........    28
   Section 7.2   Compliance With Conditions..............................    28
   Section 7.3   No Material Adverse Change..............................    28
   Section 7.4   No Actions..............................................    28

ARTICLE 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.................    28
   Section 8.1   Correctness of Representations and Warranties...........    28
   Section 8.2   Compliance with Conditions..............................    29
   Section 8.3   No Actions..............................................    29

ARTICLE 9. PASS-THROUGH AND WHOLE LOAN TRANSFER; COMPLIANCE WITH REMIC
           PROVISIONS....................................................    29
   Section 9.1   Pass-Through Transfers or Whole-Loan Transfers..........    29

ARTICLE 10. CLOSING DOCUMENTS............................................    31
   Section 10.1  Sale Date...............................................    31

ARTICLE 11. MISCELLANEOUS PROVISIONS.....................................    32

   Section 11.1  Costs and Expenses......................................    32
   Section 11.2  Survival of Representations, Warranties and
                 Indemnifications........................................    32
   Section 11.3  Notices.................................................    32
   Section 11.4  Waivers.................................................    33
   Section 11.5  Entire Agreement; Amendment.............................    34
   Section 11.6  Binding Effect..........................................    34
   Section 11.7  Headings................................................    34
   Section 11.8  Governing Law...........................................    34
   Section 11.9  Incorporation of Exhibits...............................    34
   Section 11.10 Counterparts............................................    34
   Section 11.11 Assignment..............................................    35
   Section 11.12 Merger or Consolidation of the Seller...................    35
   Section 11.13 Consideration...........................................    35

EXHIBIT A--Mortgage File

EXHIBIT B--Form of Memorandum of Sale

EXHIBIT C--Form of Security Release Certification

                        MORTGAGE LOAN PURCHASE AGREEMENT

     THIS MORTGAGE LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of November 1, 2005, is by and between MERRILL LYNCH MORTGAGE LENDING INC., as purchaser ("Purchaser"), and WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller is in the business of dealing in residential first lien mortgage loans; and

     WHEREAS, Seller wishes to sell to the Purchaser residential mortgage loans with an aggregate principal balance as of the Cut-Off Date (as defined below) of approximately $80,779,299.63, without recourse and exclusive of the related servicing rights, in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Seller and the Purchaser desire that Washington Mutual Bank service the mortgage loans in the manner described in the Servicing Agreement; and

     WHEREAS, following its purchase of the mortgage loans from Seller, Purchaser may desire to sell some or all of the mortgage loans to one or more purchasers pursuant to a Whole Loan Transfer or a Pass-Through Transfer.

     NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Adjustable Rate Mortgage Loan: A Mortgage Loan that bears a rate of interest that changes in accordance with the terms of the related Mortgage Note.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, a date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

     Agreement: This Mortgage Loan Purchase Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

     ALTA: The American Land Title Association and any successor thereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal by an appraiser who met the minimum requirements of either the Seller's Underwriting Guidelines or the Mortgage Loan originator's underwriting guidelines at the time of orignation made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property; provided, however, that in the case of a Refinanced Mortgage Loan, such value shall be based solely on the appraisal by an appraiser who met the minimum requirements of either the Seller's Underwriting Guidelines or the Mortgage Loan originator's underwriting guidelines at the time of origination made in connection with the origination of such Refinanced Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the assignee named therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties in the same county or other recording jurisdiction, where permitted by law.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

     Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Illinois, Washington, California or New York are authorized or obligated by law or by executive order to be closed.

     Code: The Internal Revenue Code of 1986, as amended, from time to time, or any successor statute thereto.

     Commitment Letter: The commitment letter entered into between the Seller and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement and sets forth the purchase price for and certain other terms and conditions of the sale and purchase of such Mortgage Loans.

     Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in the state in which the related premises are located, which owns or leases land and all or part of a building or buildings located in any such state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a Cooperative Lease.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Seller.

     Cooperative Stock: With respect to a Cooperative Loan, the outstanding shares of stock, partnership interest or other ownership instrument in a Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Custodial Agreement: The agreement between the Purchaser and the Custodian, pursuant to which the Custodian shall hold the Mortgage File documents for the benefit of the Purchaser.

     Custodian: Wells Fargo Bank N.A., or its successor in interest or assigns.

     Cut-Off Date: November 1, 2005.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the Cut-Off Date, after giving effect to scheduled Monthly Payments due on or before the Cut-Off Date, whether or not received.

     Data Tape: With respect to the Mortgage Loans to be sold pursuant to this Agreement, the data tape which shall be provided on the Sale Date and shall set forth as to each applicable Mortgage Loan the following information:

     (i)  the Mortgagor's and co-mortgagor's name;

     (ii) the street address of the Mortgaged Property;

     (iii) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project;

     (iv) a code indicating the loan is a fixed rate mortgage loan;

     (v)  a code indicating the Mortgage Loan is a conventional Mortgage Loan;

     (vi) a code indicating the lien status of the Mortgage Loan;

     (vii) the Loan-to-Value Ratio at origination;

     (viii) the origination date of the Mortgage Loan;

     (ix) the first Due Date of the Mortgage Loan;

     (x)  the amount of the Monthly Payment at origination;

     (xi) the next Due Date of the Mortgage Loan;

     (xii) the original principal amount of the Mortgage Loan;

     (xiii) the Mortgage Loan purpose type;

     (xiv) the occupancy status of the Mortgaged Property at the time of origination;

     (xv) the lower of the Mortgagor's and co-mortgagor's FICO score;

     (xvi) a code indicating the mortgage insurance provider and percent of coverage, if applicable;

     (xvii) the mortgage insurance certificate number, if applicable;

     (xviii) the loan documentation type;

     (xix) Mortgagor social security number;

     (xx) co-Mortgagor social security number;

     (xxi) a code indicating whether the Mortgage Loan has a prepayment penalty;

     (xxii) a code indicating the prepayment penalty term of the Mortgage Loan, if any;

     (xxiii) MIN, if applicable;

     (xxiv) the number of units for all Mortgaged Properties;

     (xxv) a code indicating the payment status of the Mortgage Loan (i.e.. bankruptcy, foreclosure, REO);

     (xxvi) with respect to each Adjustable Rate Mortgage Loan, the Index and payment and interest rate adjustment frequencies;

     (xxvii) with respect to each Adjustable Rate Mortgage Loan, the initial
          Adjustment Date;

     (xxviii) with respect to each Adjustable Rate Mortgage Loan, the initial payment adjustment date;

     (xxix) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

     (xxx) with respect to each Adjustable Rate Mortgage Loan, the next payment adjustment date;

     (xxxi) with respect to each Adjustable Rate Mortgage Loan, the Margin;

     (xxxii) with respect to each Adjustable Rate Mortgage Loan, the Minimum
          Mortgage Interest Rate under the terms of the Mortgage Note;

     (xxxiii) with respect to each Adjustable Rate Mortgage Loan, the Maximum
          Mortgage Interest Rate under the terms of the Mortgage Note;

     (xxxiv) with respect to each Adjustable Rate Mortgage Loan, the periodic rate cap at the initial Adjustment Date;

     (xxxv) with respect to each Adjustable Rate Mortgage Loan, the periodic rate cap at all subsequent Adjustment Dates;

     (xxxvi) with respect to each Adjustable Rate Mortgage Loan, the lifetime rate cap;

     (xxxvii) the rounding provisions under the terms of the Mortgage Note;

     (xxxviii) the lookback provisions (number of days) under the terms of the Mortgage Note; and

     (xxxix) the Seller.

     Disclosure Document: As defined in Section 9.1.

     Document Exceptions: The schedule, if any, attached to a Memorandum of Sale that sets forth the exceptions to the Mortgage File with respect to one or more Mortgage Loans on the related Mortgage Loan Schedule.

     Due Date: With respect to any Mortgage Loan, the day of the month on which the Monthly Payment on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of each calendar month.

     Exception Schedule: The schedule, if any, attached to a Memorandum of Sale that sets forth exceptions to the representations and warranties set forth in
Section 4.1 with respect to one or more Mortgage Loans on the related Mortgage Loan Schedule.

     FHLMC: Freddie Mac, or its successor-in-interest.

     FHLMC Selling Guide: The FHLMC Selling Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between FHLMC and the Seller.

     FNMA: Fannie Mae, or its successor-in-interest.

     FNMA Selling Guide: The Fannie Mae Selling Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between FNMA and the Seller.

     FNMA Servicing Guide: The Fannie Mae Servicing Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between FNMA and the Servicer.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index set forth in each adjustable rate Mortgage Note, which index is added to the Margin to determine the Mortgage Interest Rate on each Adjustment Date.

     Insurers: Private mortgage guaranty insurers which are (a) licensed to transact a mortgage guaranty insurance business in the states where Mortgaged Properties for which they have written Primary Mortgage Insurance Policies are located and (b) approved by FHLMC or FNMA.

     Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal balance of a Mortgage Loan divided by the Original Value.

     Margin: For each Adjustable Rate Mortgage Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule or Data Tape, which, when added to the applicable Index, determines the Mortgage Interest Rate, subject to the restrictions provided by the Mortgage Note.

     Maximum Mortgage Interest Rate: With respect to any Adjustable Rate Mortgage Loan, the maximum rate of interest that may be charged pursuant to the related Mortgage Note.

     Memorandum of Sale: A memorandum of sale entered into between the Seller and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement, in the form attached hereto as Exhibit B, and sets forth certain terms and conditions for the sale and purchase of such Mortgage Loans.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

     MERS Loan: Any Mortgage Loan registered on the MERS system and for which MERS is listed as the record mortgagee or beneficiary on the related Mortgage or assignment thereof.

     MERS System: The system of electronically recording transfers of Mortgages contained by MERS.

     MIN: The mortgage identification number issued to each MERS Loan.

     Minimum Mortgage Interest Rate: With respect to any Adjustable Rate Mortgage Loan, the minimum rate of interest, if any, that may be charged pursuant to the related Mortgage Note.

     MOM Loan: A Mortgage Loan that was registered on the MERS System at the time of origination thereof and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note and due on the applicable Due Date.

     Mortgage: The mortgage, deed of trust or other security instrument evidencing the creation of a first lien security interest in a fee simple estate in real property securing repayment of the Mortgage Note, or, in the case of a Cooperative Loan, the security agreement or other instrument creating a first lien on the related Cooperative Shares.

     Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan as set forth on Exhibit A.

     Mortgage Interest Rate: The annual rate of interest on a Mortgage Note.

     Mortgage Loan: A first lien residential mortgage loan sold by Seller to Purchaser pursuant to the terms and conditions of this Agreement, each such mortgage loan being identified on the related Mortgage Loan Schedule. The term Mortgage Loan includes a Cooperative Loan.

     Mortgage Loan Schedule: With respect to the Mortgage Loans to be sold pursuant to this Agreement, the schedule of Mortgage Loans which shall be attached to the Memorandum of Sale and shall set forth as to each applicable Mortgage Loan the following information, to the extent applicable:

     (i)  the Seller's Mortgage Loan identifying number;

     (ii) the city, state and zip code of the Mortgaged Property;

     (iii) the original months to maturity from the Cut-Off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

     (iv) with respect to Adjustable Rate Mortgage Loans:

          (a)  the Margin, and

          (b) the Mortgage Interest Rate, periodic cap, lifetime floor and lifetime ceiling and, if applicable, the negative amortization cap;

     (v)  the Mortgage Interest Rate of the Mortgage Loan as of the Cut-Off
          Date;

     (vi) the stated maturity date of the Mortgage Loan;

     (vii) the amount of the Monthly Payment as of the Cut-Off Date;

     (viii) the last Due Date on which a Monthly Payment was actually applied to the Stated Principal Balance;

     (ix) the scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after deduction of payments of principal due on or before the Cut-Off Date whether or not collected, if applicable;

     (x)  a Primary Mortgage Insurance Policy Insurer code (if applicable);

     (xi) the property value of the Mortgaged Property;

     (xii) the Mortgage Interest Rate under the terms of the Mortgage Note; and

     (xiii) the Servicing Fee applicable to such Mortgage Loan.

     With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average mortgage interest rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

     Mortgage Note: The note or other instrument evidencing the Mortgagor's obligation to repay the amount of the Mortgage Loan, executed by the Mortgagor or its authorized agent.

     Mortgaged Property: The real property, together with improvements thereto, securing the Mortgage Note pursuant to the related Mortgage Loan, or, in the case of a Cooperative Loan, the items described under the definition of "Cooperative Loan".

     Mortgagor: The obligor(s) on a Mortgage Note.

     Original Value: With respect to any Mortgage Loan other than a Mortgage Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor: With respect to a Mortgage Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated.

     Pass-Through Transfer: The sale of transfer of some or all of the Mortgage Loans by Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

     Pass-Through Transfer Servicing Agreement: As defined in Section 9.1.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Portfolio Loans: The meaning as set forth in Section 9.1(e) herein).

     Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, a policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, which complies with substantially all of the requirements established by FNMA or FHLMC for such policies.

     Purchase Price: For each Mortgage Loan purchased hereunder, an amount equal to the product of the applicable Purchase Price Percentage and the Cut-Off Date Principal Balance of such Mortgage Loan.

     Purchase Price Percentage: For each Mortgage Loan, the percentage of par set forth in the related Memorandum of Sale that is used to calculate the Purchase Price of each Mortgage Loan.

     Purchaser: Merrill Lynch Mortgage Lending Inc., a Delaware corporation, or its successors in interest or assigns.

     Qualified Insurer: An insurer acceptable under the Seller's underwriting guidelines or the originator's underwriting guidelines or acceptable under the FNMA Selling Guide or the FHLMC Selling Guide.

     Refinanced Mortgage Loan: A Mortgage Loan originated in connection with the refinance of an existing mortgage debt.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Sale Date: November 18, 2005.

     Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

     Seller: Washington Mutual Mortgage Securities Corp. or its successor in interest or assigns.

     Seller's Underwriting Guidelines: The underwriting guidelines of the Seller.

     Servicer: Washington Mutual Bank, a savings bank organized under the laws of the United States, or its permitted successor in interest, or any successor to the Servicer under the Servicing Agreement appointed as therein provided.

     Servicing Agreement: That certain Servicing Agreement by and between Purchaser and Servicer dated as of November 1, 2005.

     Servicing Cut-Off Date: The last day of the calendar month in which the Sale Date occurs.

     Servicing Fee: The meaning as set forth in the Servicing Agreement.

     Subsequent Transfer Settlement Date: As defined in Section 9.1.

     Unpaid Principal Balance: With respect to each Mortgage Loan, as of any date of determination, (i) the Cut-Off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such Cut-Off Date and received by the Purchaser.

     Wire Instructions: Bank Name: Washington Mutual Bank, ABA/Routing #:
321180748, Account Name: Washington Mutual Mortgage Securities Corp., Account #:
205659331, Ref: as provided in the Memorandum of Sale, or such other instructions as provided in any Memorandum of Sale.

     Whole Loan Transfer. Any sale or transfer of some or all of the Mortgage Loans by Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                                   ARTICLE 2.

                             CONVEYANCE AND TRANSFER

     SECTION 2.1 CONVEYANCE AND TRANSFER

     On the Sale Date, subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and deliver to Purchaser, without recourse and Purchaser shall purchase, all right, title and interest in and to the Mortgage Loans, exclusive of the related servicing rights.

     As of the Sale Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Sale Date all Monthly Payments and all other recoveries of principal and interest due after the applicable Cut-Off Date, subject to the rights of the Servicer in accordance with the terms of the Servicing Agreement to the Servicing Fees and reimbursement for certain costs, expenses, and advances incurred or made pursuant thereto. All such amounts that are collected after the applicable Cut-Off Date through and including the related Sale Date, shall be held and remitted by the Servicer, in accordance with the terms of the Servicing Agreement.

     SECTION 2.2 SALE DATE

     (a) At least one Business Day prior to the Sale Date, the Seller shall deliver or cause to be delivered to the Custodian the Mortgage File related to each Mortgage Loan to be purchased by the Purchaser. Prior to the payment for the related Mortgage Loan, such documents shall be held by the Custodian as custodian for the Seller. Upon payment for the related Mortgage Loans pursuant to Section 3.1 below, the beneficial ownership of each Mortgage File with respect to such Mortgage Loan is and shall be vested in the Purchaser. Seller shall, in connection with such delivery:

          (i)  with respect to each Mortgage Loan:

               (a) cause the related Mortgage Note to be endorsed "Pay to the order of __________________________, without recourse"; and

               (b) assign in blank the related Mortgage by an Assignment of Mortgage signed by Seller or the originator of the Mortgage Loan, in either case showing a complete chain of title from Seller or such originator and in form and substance acceptable for recording (except with respect to Assignments of Mortgage in blank which shall be acceptable for recording upon insertion of the assignee's name).

     (b) Pursuant to the Custodial Agreement, the Custodian shall certify its receipt of all documents constituting the Mortgage File for the Sale Date, pursuant to an initial custody receipt and initial certification of the Custodian and subject to the exception report attached to such certification or subsequent certifications delivered under the Custodial Agreement. The Custodian shall deliver such initial certification on or prior to the Sale Date.

     (c) The Purchaser shall notify the Seller and the Custodian if any document or documents constituting a part of the Mortgage File are defective or missing in any material respect and if such omission or defect materially and adversely affect the interests of the Purchaser in the Mortgage Loan. The Seller shall correct or cure such omission or defect within 60 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, then the Seller shall purchase such Mortgage Loan from the Purchaser within 10 days after the expiration of such 60-day period by depositing in immediately available funds the repurchase price for such Mortgage Loan to the account designated by the Purchaser, calculated and payable in the manner set forth in Section 4.2; provided, however, that the foregoing repurchase obligation shall not apply in the event the Seller cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction. The Purchaser shall be responsible for the ongoing fees and expenses of the Custodian so long as the Custodian is Wells Fargo Bank N.A.

     (d) If any original Mortgage or intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located and such recording office retains such original document, or if an original Mortgage or intervening Assignment of Mortgage has been lost, then the Seller shall deliver to the Custodian in lieu of such original document a photocopy certified by such recording office to be a true and correct copy of such original. If the Seller does not deliver an original Mortgage or Assignment of Mortgage within one hundred and eighty (180) days after the Sale Date due solely to the failure of the applicable recorder's office to return such document, the Purchaser may extend the 180-day period by ninety (90) or more days upon receipt by the Purchaser of an Officer's Certificate from the Seller accompanied by evidence that the Seller is diligently proceeding to obtain and deliver any such documents. In the event that the Seller does not comply with the delivery requirements set forth in this
Section 2.2, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the repurchase price and in the manner specified in this Section 2.2. Notwithstanding the foregoing, the Seller shall not be deemed to be in breach of this Agreement if the Seller fails to deliver to the Custodian within the time period specified in this Agreement any of the documents described in this Section 2.2 and provides evidence to the Custodian that such failure is due solely to the failure of the applicable recorder's office to return a Mortgage Loan document that was properly submitted for recordation. The Seller shall use reasonable efforts to obtain such original recorded document or copy of the original showing recording information certified by the appropriate recording office to be a true and complete copy of the recorded original as soon as practicable.

     [(e) The Servicer shall forward to the Purchaser or its designees, any original documents evidencing an assumption, modification or consolidation or extension of any Mortgage Loan purchased by the Purchaser that is entered into after the Sale Date.]

     (f) Whenever a certified copy of a Mortgage Loan document certified by the Seller is required to be delivered to the Purchaser, the following form of certification is permitted: "Certified true, correct and complete copy of the original. [Name of Seller], By _________________, Its _________________."

     (g) The Custodian shall issue its initial certification with respect to the Mortgage Loans on or prior to the Sale Date. Purchaser shall have no obligation to purchase any Mortgage Loans on the Sale Date for which the Custodian has indicated in its initial certification that there are material defects or omissions in the Mortgage File; provided, that once the Purchaser has paid to the Seller the Purchase Price for each Mortgage Loan pursuant to Section 3.1 herein, Seller shall have all rights to cure and correct any such defects or omissions as provided in Section 2.2(c) above.

     SECTION 2.3 DUE DILIGENCE EXAMINATION

     Prior to the fifth Business Day preceding the Sale Date, Purchaser shall have the right, during Seller's regular business hours and without interrupting Seller's operations, to review the Mortgage Files, including all credit and underwriting information, for the purpose of determining that the Mortgage Loans meet the requirements set forth in the related Memorandum of Sale and this Agreement.

                                   ARTICLE 3.

                                  CONSIDERATION

     SECTION 3.1 PURCHASE PRICE

     On the Sale Date, Purchaser shall pay Seller, by wire transfer of immediately available funds in accordance with the Wire Instructions, the sum of
(i) the applicable Purchase Price for each Mortgage Loan purchased on the Sale Date and (ii) the accrued interest on the Cut-Off Date Principal Balance of the Mortgage Loans, from the Cut-Off Date through the day prior to the

Sale Date at the weighted average (by principal balance) of the Mortgage Interest Rates borne by such Mortgage Loans as set forth in the Memorandum of Sale less the related Servicing Fees.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents, warrants and covenants to Purchaser as of the Sale Date:

          (a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business under the laws of each state required by applicable law or is otherwise exempt under applicable law from such qualification and no demand for such qualification has been made upon Seller by any state;

          (b) Authority and Capacity. Seller has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement has been duly authorized, validly executed and delivered by Seller and (assuming the due authorization and execution of this Agreement by Purchaser) constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization, arrangement and other similar laws of general applicability relating to or affecting creditor's rights and (ii) general principles of equity, whether such enforcement is sought in a proceeding in equity or at law.

          (c) No Conflict. The consummation of the transactions contemplated herein, including the transfer and assignment of the Mortgage Loans to the Purchaser, shall not (i) conflict with or result in the breach of any term or provision of the certificate of incorporation or by-laws of Seller, (ii) conflict with or result in the breach of or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller is a party or by which it is bound, or (iii) result in the violation of any law, statute, order, judgment, governmental rule, decree or regulation applicable to Seller or any of its properties;

          (d) No Proceeding. There is no action, suit, proceeding or investigation pending or, to Seller's knowledge, threatened, that, if determined adversely to Seller, would materially and adversely affect the sale of the Mortgage Loans by Seller pursuant to this Agreement on the Sale Date, or the execution, delivery or enforceability of this Agreement, or the ability of Seller to perform its obligations hereunder;

          (e) No Consent. No consent, approval, authorization or order of any court, regulatory body or governmental agency or body is required for the transfer of legal title to the Mortgage Loans to the Purchaser or the execution, delivery and performance by Seller of this Agreement, except for any recordations of Assignment of Mortgages to or for the benefit of the Purchaser pursuant to this Agreement;

          (f) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller;

          (g) Performance. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (h) No Commissions. Other than Washington Mutual Capital Corp., the Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (i) Mortgage Loan Representations. With respect to each Mortgage Loan:

               (i) The information set forth in the Mortgage Loan Schedule and the Data Tape with respect to the Mortgage Loans is true and correct in all material respects at the date or dates respecting which such information is furnished;

               (ii) With respect to each Mortgage Loan other than a Cooperative Loan, the Mortgage is a valid and enforceable (subject to clause (xv) below) first lien on an estate in fee simple in the related Mortgaged Property, subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of public record as of the date of recording such Mortgage, such exceptions generally being acceptable to mortgage lending institutions or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage and generally being acceptable to mortgage lending institutions; and (d) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

               (iii) Immediately prior to the transfer of the Mortgage Loan to the Purchaser pursuant to Section 2.1, Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any encumbrance or lien. Upon the transfer of the Mortgage Loans to the Purchaser pursuant to Section 2.1, the Purchaser shall have good title to, and will be the sole legal owner of, such Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

               (iv) As of the day prior to the Cut-Off Date, all payments due on such Mortgage Loan had been made and no Mortgage Loan has been more than 30 days delinquent more than one time during the twelve (12) months immediately preceding the related Cut-Off Date and any such delinquency lasted for no more than 30 days;

               (v) There is no late assessment for delinquent taxes outstanding against any Mortgaged Property;

               (vi) There is no valid offset, defense or counterclaim as to the related Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note. The operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, shall not render either the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto;

               (vii) The Mortgaged Property is free of any material damage and in good repair, ordinary wear and tear excepted and there is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property;

               (viii) Such Mortgage Loan was originated by (i) a savings and loan association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or
(ii) by a mortgagee approved by the Secretary of HUD pursuant to Section 203 or 211 of the National Housing Act;

               (ix) Such Mortgage Loan (unless it is a Cooperative Loan) is covered by an ALTA form or CLTA form of mortgage title insurance policy or other form of policy of insurance which, as of the origination date of such Mortgage Loan, was acceptable to FNMA or FHLMC, and has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was acceptable to FNMA or FHLMC and qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Such policy is in full force and effect and no claims have been made under such policy. Each prior holder of the related Mortgage, including the Seller, has taken no action that would impair the enforceability of such policy;

               (x) If such Mortgage Loan had at the time of origination a Loan-to-Value Ratio in excess of 80%, unless otherwise specified in the Memorandum of Sale, such Mortgage Loan was covered by a Primary Mortgage Insurance Policy or a "lender-paid" Primary Mortgage Insurance Policy, and such policy or guaranty is valid and remains in full force and effect. No action has been taken and no event has occurred that has resulted or will result in the exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy or "lender-paid" Primary Mortgage Insurance Policy. The Seller has taken no action that would impair the enforceability of such policy;

               (xi) All policies of insurance required by the Agreement (except for the Mortgage Loans referred to in clause (x) above as not having Primary Mortgage Insurance Policies) have been validly issued and remain in full force and effect, including any such policies covering Seller;

               (xii) Each insurer issuing a Primary Mortgage Insurance Policy is a Qualified Insurer;

               (xiii) Such Mortgage was documented by mortgage instruments which were acceptable to FNMA or FHLMC at the time of origination, or by other instruments approved by Seller;

               (xiv) The Mortgaged Property securing such Mortgage is improved with a one- to four-family dwelling unit, or a duplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

               (xv) Each of the Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts;

               (xvi) As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met FNMA or FHLMC requirements, are located in a condominium or planned unit development projects which have received FNMA or FHLMC approval, or are approvable by FNMA or FHLMC;

               (xvii) Prior to origination or refinancing, an appraisal of such Mortgaged Property was made by an appraiser on a form satisfactory to FNMA or FHLMC;

               (xviii) The Mortgage Loan was underwritten generally in accordance with the Seller's Underwriting Guidelines or the applicable underwriting standards of the originator of such Mortgage Loan, as applicable, in effect at the time such Mortgage Loan was originated;

               (xix) Except as otherwise set forth in the Memorandum of Sale, all of the Mortgage Loans have "due-on-sale" clauses; by the terms of the Mortgage Notes, however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law;

               (xx) With respect to any Mortgage Loan as to which a lost note affidavit has been delivered to the Purchaser certifying that the original Mortgage Note was permanently lost or destroyed and has not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be materially adversely affected by the absence of the original Mortgage Note; and

               (xxi) Such Mortgage Loan constitutes a qualified mortgage under
Section 860G(a)(3)(A) of the Code and Treasury Regulations Section
1.860G-2(a)(1).

               (xxii) Each Mortgage Loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure, recording and predatory and abusive lending laws;

               (xxiii) No misrepresentation or fraud has taken place on the part of the Seller, the Mortgagor or any third party originator of such Mortgage Loan or to the Seller's knowledge, any other Person, including without limitation any appraiser, any builder or developer, or any other party involved in the origination of such Mortgage Loan or in the application of any insurance in relation to such mortgage loan.

               (xxiv) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994, is a "high cost" or a "predatory" loan as defined under any state, local law, regulation or ordinance applicable to the originator of such Mortgage Loan, or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a "covered" loan under the laws of the states of California, Colorado or Ohio;

               (xxv) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.

               (xxvi) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument, recorded if necessary to protect the interest of the Purchaser; the substance of any such waiver, alteration or modification is reflected on the related Mortgage Loan Schedule or the Data Tape. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement or modification agreement that is part of the Mortgage File;

               (xxvii) All buildings upon the Mortgaged Property are insured by an insurer acceptable under either the Mortgage Loan originator's underwriting guidelines or the Seller's Underwriting Guidelines at the time of origination against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Agreement. If the Mortgaged Property is in an area that, at the time of origination of the related Mortgage Loan, was identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards and such flood insurance is available, a flood insurance policy by an insurer acceptable under either the Mortgage Loan originator's underwriting guidelines or the Seller's Underwriting Guidelines at the time of origination is in effect meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to the Seller. Each individual insurance policy has been validly issued and is in full force and effect. The Seller has caused to be performed all acts required to preserve the rights and interests of the Purchaser in all insurance policies required by this Agreement, including, without limitation, notification of insurers, and assignment of policies or interests therein. Each individual insurance policy contains a standard mortgagee clause naming the Seller, and its successors and assigns, as mortgagee and loss payee. All premiums due thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the servicer or the owner of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefore from the Mortgagor. Where required by state law or regulation, with respect to any Mortgage Loan other than a Cooperative Loan, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided that the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. No claims have been made under such policies since origination of the Mortgage Loan, and neither the Seller nor any Servicer has taken action and has actual knowledge of the Mortgagor's having taken any action that would impair the coverage of any such insurance policy, the benefits of any endorsement or the validity, binding effect and enforceability of the foregoing;

               (xxviii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Note and the Mortgage and to convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage. The Mortgagor is a natural person;

               (xxix) Except with respect to completion escrows expressly set forth in the Memorandum of Sale, the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for the mortgagee to advance additional funds thereunder and, except as set forth in the Memorandum of Sale, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid or shall be paid in the ordinary course of business and the Mortgagor is not entitled to a refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or the Mortgage;

               (xxx) The Seller is (or, if the Seller did not originate the Mortgage Loan, the originator, during the period in which it held and disposed of such Mortgage Loan, was) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or is not required to qualify to do business in such state;

               (xxxi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration which are not insured against by the related Mortgagor's policy of title insurance. No foreclosure action has been commenced with respect to such Mortgage Loan;

               (xxxii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the related mortgagee's policy of title insurance;

               (xxxiii) All of the improvements which were included for the purpose of determining the Appraised Value of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property except those that are insured against by title insurance policies. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (xxxiv) Principal payments on such Mortgage Loan commenced or are required to commence no more than two months after funds were disbursed in connection with such Mortgage Loan. Interest is payable in arrears on the first day of each month, or such other day of the month as may be noted on the related Mortgage Loan Schedule or the Data Tape. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, the Mortgage Interest Rate is subject to adjustment periodically on each interest rate adjustment date to a new Mortgage Interest Rate (rounded as provided in the related Mortgage Note). The Mortgage Note requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the remaining term thereof and to pay interest at the Mortgage Interest Rate. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, it is not convertible to a Mortgage Loan with a fixed Mortgage Interest Rate, unless otherwise indicated in the Mortgage Loan Schedule or the Data Tape. The Mortgage Note does not permit negative amortization;

               (xxxv) The origination and collection practices used with respect to such Mortgage Loan have been, in all material respects, in accordance with applicable laws and regulations, the terms of the Mortgage Loan documents and the customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located. With respect to escrow deposits, all such amounts are in the possession of, or under the control of, the Servicer. All escrow payments have been collected in all material respects in compliance with applicable law, customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and the provisions of the Mortgage Loan documents. If such Mortgage Loan is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. Any interest required to be paid on such escrow deposits to the Mortgagor pursuant to applicable law has been properly paid and credited;

               (xxxvi) With respect to each Mortgage Loan other than a Cooperative Loan, the Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

               (xxxvii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property;

               (xxxviii) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxxix) Such Mortgage Loan does not have a shared appreciation feature or other contingent interest feature, and such Mortgage Loan does not involve buydowns, balloons or graduated payments;

               (xl) No Mortgage Loan was made for the purpose of construction or rehabilitation of a Mortgaged Property;

               (xli) The Seller has no knowledge of any circumstances or condition existing as of the Sale Date with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment as of the Sale Date;

               (xlii) At origination, and to the Seller's knowledge, as of the Sale Date, the Mortgaged Property is lawfully occupied under applicable law; at the time of origination of such Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, were made or obtained from the appropriate authorities;

               (xliii) Any Assignment of Mortgage delivered to the Purchaser pursuant to Section 2.2(a) is in recordable form, except for the insertion of the name of the assignee and recording information, and is acceptable for recording under the laws of the applicable jurisdiction;

               (xliv) Any future advances made prior to the Cut-off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable under either the Seller's Underwriting Guidelines or the Mortgage Loan originator's underwriting guidelines. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

               (xlv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

               (xlvi) With respect to each Cooperative Loan, the Seller represents and warrants:

                    (1) The security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative

Apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building;

                    (2) There is no proceeding pending or threatened for the total or partial condemnation of the building owned by the applicable Cooperative;

                    (3) The Cooperative has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Cooperative has requisite power and authority to (i) own its properties, and (ii) transact the business in which it is now engaged;

                    (4) A search for filings of financing statements has been made by a party competent to make the same, which party is acceptable to the Seller in accordance with the Seller's Underwriting Guidelines and is qualified to do business in the jurisdiction where the cooperative unit is located; and such search did not disclose any lien or security interest that would materially and adversely affect the Cooperative Loan;

                    (5) The related cooperative corporation that owns title to the related Cooperative Apartment is a "cooperative housing corporation" within the meaning of Section 216 of the Code and is in compliance with applicable laws that, if not complied with, would have a material adverse effect on the Mortgaged Property;

                    (6) (i) the term of the related proprietary lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in such proprietary lease which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative lease.

               (xlvii) Except as set forth in the Memorandum of Sale, no Mortgage Loan is a simple interest Mortgage Loan;

               (xlviii) Each Mortgage Loan has been serviced in all material respects in compliance with all applicable laws, rules and regulations and those mortgage servicing practices (including collection procedures) of prudent mortgage services which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located;

               (xlix) No Mortgagor was required to purchase single premium credit life insurance in connection with the origination of the Mortgage Loan;

               (l) With respect to any Mortgage Loan as to which a certified copy of the Mortgage Note accompanied by a lost note affidavit has been delivered to the Purchaser, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

               (li) With respect to each Mortgage Loan, the related Mortgagor has made all scheduled escrow deposits and payments, if such are required, or customary arrangements for repayment of such escrow deposits and payments thereof have been made, which the Seller expects will cure any deficiencies; provided, that there may be deficiencies of up to $1,000 in the escrow deposits resulting from increased tax assessments for which the scheduled escrow payments have not yet been adjusted;

               (lii) The Mortgage Loans were selected from among the outstanding mortgage loans of the same type in the Seller's portfolio at the Sale Date and such selection was not made in a manner so as to affect adversely the interests of the Purchaser; and

               (liii) No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property.

     SECTION 4.2 REMEDIES

     It is understood and agreed that the representations and warranties set forth in Section 4.1 shall survive the sale of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser notwithstanding any examination of any Mortgage File or other documents relating to the Mortgage Loans by Purchaser.

     Upon discovery by either Seller or Purchaser of a breach of any of the representations and warranties set forth in Section 4.1, the party discovering such breach shall give prompt written notice to the other. Within 60 days after the earlier of discovery or its receipt of notice of any breach of a representation or warranty set forth in Section 4.1 above relating to a particular Mortgage Loan which materially and adversely affects the value of the Mortgage Loan or Purchaser's interest therein, Seller shall cure such breach in all material respects. If the Seller fails to cure such breach in all material respects within the cure period, at Purchaser's option, the Seller shall repurchase the Mortgage Loan for an amount equal to (i) the Unpaid Principal Balance of the Mortgage Loan plus (ii) interest on such Unpaid Principal Balance at the applicable Mortgage Interest Rate (less the related Servicing Fee) from the date to which interest has last been paid by the Mortgagor to and including the last day of the month in which such repurchase occurs plus (iii) with respect to any Mortgage Loan subject to a Pass-Through Transfer any costs or damages (in excess of the amounts to be paid pursuant to clause (i) and (ii) above) incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by the Seller pursuant to Section 4.1(i)(xxiv) of this Agreement. Any such repurchase shall be accomplished by the deposit by Seller in the account designated by Purchaser of the amount of the repurchase price in immediately available funds. Within five (5) Business Days after Seller's deposit of the repurchase amount, Purchaser shall cause the Custodian to endorse the applicable Mortgage Notes and assign the applicable Mortgages to Seller and promptly deliver such instruments, together with all related Mortgage Loan documents, to Seller and shall take all other steps necessary to effect the reconveyance of any repurchased Mortgage Loan to the Seller. If the Seller repurchases any MERS Loan, the Servicer shall be authorized to (i) cause the MERS System to reflect such repurchase or (ii) cause MERS to remove the repurchased Mortgage Loan from registration on the MERS System and execute and deliver an Assignment of Mortgage to reflect the transfer of such Mortgage Loan to the Seller or its designee.

     Seller shall indemnify and hold harmless Purchaser, and will reimburse Purchaser, for, all losses, liabilities, damages, penalties, fines, forfeitures, deficiencies, claims, judgments or other costs or expenses incurred by Purchaser, to the extent that such loss, liability, damage, penalty, fine, forfeiture, deficiency, claim, judgment or other expense results from a claim by a third party based on a breach of any representation or warranty made by Seller as set forth in Section 4.1(i) above; provided, however, in no event shall the Seller have any liability for any indirect, special or consequential losses, liabilities, damages, penalties, fines, forfeitures, deficiencies, claims, judgments or other costs or expenses incurred by Purchaser (or its successors or assigns).

     Promptly after receipt by Purchaser of notice of the commencement of any action, Purchaser shall, if a claim in respect thereof is to be made against Seller under this Agreement, notify Seller of the commencement thereof; but the omission so to notify Seller will not relieve Seller of any liability that it may have to Purchaser otherwise than under this Agreement. In case any such action is brought against Purchaser, and it notifies Seller of the commencement thereof, Seller shall be entitled to participate at its own expense in the defense, or, if Seller so elects, to assume the defense of any suit against Purchaser by a third party resulting from a breach of the representations and warranties made by Seller in this Section 4.2. If Seller elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by Seller. In the event Seller elects to assume the defense of any such suit and retain such counsel, Purchaser may retain additional counsel but shall bear the fees and expenses of such counsel. In no event shall Seller, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for Purchaser. All such fees and expenses shall be reimbursed as they are incurred.

     Seller shall not be required to indemnify any person for any settlement of any claim effected without Seller's consent, which consent shall not be unreasonably withheld. Seller shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding to which Purchaser is a party and indemnity is sought hereunder by Purchaser unless such settlement includes an unconditional release of Purchaser from all liability on claims that are the subject matter of such proceeding.

     SECTION 4.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents, warrants and covenants to Seller that as of the Sale
Date:

          (a) Organization. The Purchaser is a New Jersey corporation, duly organized, validly existing and in good standing under the laws of the state of its jurisdiction and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Purchaser to purchase and hold the Mortgage Loans and otherwise perform its obligations under this Agreement.

          (b) Authority and Capacity. Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement has been duly authorized, validly executed and delivered by Purchaser and (assuming the due authorization and execution of this Agreement by Seller) constitutes a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors. No consent, approval, authorization or order of any court, regulatory body or governmental agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement.

          (c) No Conflict. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions hereby contemplated, nor compliance with the provisions hereof by Purchaser will conflict with or result in a breach of, or constitute a default under, any of the provisions of Purchaser's certificate of incorporation or by-laws, or any statute, governmental rule or regulation, or any judgment, decree or order binding on Purchaser or any of its properties, or any of the provisions of any contract or other instrument to which Purchaser is a party or by which it is bound.

          (d) Compliance with Laws. There is no action, suit, proceeding or investigation pending, or to Purchaser's knowledge, threatened against Purchaser before, any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or (iii) which might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

          (e) Financial Standing. Purchaser has the financial capacity to complete the transactions contemplated herein.

                                   ARTICLE 5.

                             COVENANT NOT TO SOLICIT

     The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans) (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts a Seller to request the refinancing of the related Mortgage Loan, or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the FNMA Selling Guide or the FNMA Servicing Guide.

                                   ARTICLE 6.

                          SERVICING THE MORTGAGE LOANS

     Seller shall service the Mortgage Loans on behalf of Purchaser pursuant to the terms of the Servicing Agreement.

                                   ARTICLE 7.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under this Agreement with respect to the Sale Date are subject to the satisfaction of the following conditions:

     SECTION 7.1 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties made by Seller in this Agreement with respect to the Mortgage Loans to be purchased by the Purchaser on the Sale Date are true and correct in all material respects on the Sale Date.

     SECTION 7.2 COMPLIANCE WITH CONDITIONS

     All of the material terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Sale Date with respect to the Mortgage Loans shall have been duly complied with and performed in all material respects.

     SECTION 7.3 NO MATERIAL ADVERSE CHANGE

     On the Sale Date, there shall not have been any change in the Mortgage Loans that will materially and adversely affect the consummation of the transactions contemplated hereby.

     SECTION 7.4 NO ACTIONS

     On the Sale Date, there shall not have been commenced or threatened any action, suit or proceeding that will materially and adversely affect the Mortgage Loans or the consummation of the transactions contemplated hereby.

                                   ARTICLE 8.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions:

     SECTION 8.1 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties made by Purchaser in this Agreement are true and correct in all material respects on the Sale Date.

     SECTION 8.2 COMPLIANCE WITH CONDITIONS

     All of the material terms, covenants and conditions of this Agreement required to be complied with and performed by Purchaser at or prior to the Sale Date shall have been duly complied with and performed in all material respects.

     SECTION 8.3 NO ACTIONS

     On the Sale Date, there shall not have been commenced or threatened any action, suit or proceeding that will materially and adversely affect the consummation of the transactions contemplated hereby.

                                   ARTICLE 9.

     PASS-THROUGH AND WHOLE LOAN TRANSFER; COMPLIANCE WITH REMIC PROVISIONS

     SECTION 9.1 PASS-THROUGH TRANSFERS OR WHOLE-LOAN TRANSFERS

          (a) Purchaser and Seller agree that with respect to some or all of the Mortgage Loans, Purchaser, at its sole option, upon 15 days' prior written notice to the Seller, may effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to some or all of the Mortgage Loan sold pursuant to this Agreement, retaining Servicer as a servicer; provided, however, that no such Whole Loan Transfer of Pass-Through Transfer may be effected by Purchaser or any of its permitted assignees with respect to the Mortgage Loans if, as a result thereof, (i) more than three (3) investors would own Mortgage Loans in such Loan Pool at any one time; provided, that the Owner's completion of a Clean-Up Transfer (as defined below) shall not be counted for purposes of this subclause (i), (ii) the Owner or its designee shall fail to use commercially reasonable efforts to provide the Seller or the Servicer with initial drafts of all documents for which the Seller or the Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 Days prior to the related settlement date (the "Subsequent Transfer Settlement Date"), (iii) the Owner or its designee shall fail to use commercially reasonable efforts to provide the Seller or the Servicer with a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (iv) any Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given calendar month, (v) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-Off Date or (vi) any investor would own Mortgage Loans having an aggregate unpaid principal balance immediately following such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000; provided, that the Purchaser may complete one Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000 (such transfer, a "Clean-Up Transfer").

          (b) Seller shall reasonably cooperate with Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this
Section 9.1. In connection therewith, Seller shall provide Purchaser with such information as it customarily provides third parties in connection with Whole Loan Transfers or Pass-Through Transfers. With respect to any Pass-Through Transfer permitted under this Section 9.1 occurring on or before December 31, 2005, in which a prospectus, prospectus supplement or other disclosure document (a "Disclosure Document") is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of the Mortgage Loans, the Seller shall: (i) provide for inclusion as part of such Disclosure Document (A) the origination and underwriting criteria related to the applicable Mortgage Loans sold by the Seller and (B) delinquency and foreclosure information of the type typically provided by the Seller in connection with mortgage loans sold by the Seller and securitized by third parties (the information referred to in this sentence being "Seller Information"). With respect to each Pass-Through Transfer, Purchaser shall provide Seller with all drafts of the applicable Disclosure Document when produced and shall revise the Seller Information contained therein (the "Seller's Information") in accordance with Seller's comments to correct any information therein at Purchaser's cost. With respect to any Pass-Through Transfer in which a substantial portion of the mortgage loans in the related transaction consist of the Mortgage Loans, the Servicer may enter into an agreement (a "Pass-Through Transfer Servicing Agreement") governing the servicing of the Mortgage Loans in a Pass-Through Transfer only if such agreement is substantially similar, in all material respects, to the Seller's form of pooling and servicing agreement executed in connection with the Seller's own issuance of mortgaged-backed securities. Notwithstanding anything herein to the contrary, Purchaser shall reimburse Seller for all reasonable out-of-pocket expenses, including attorney's fees, incurred by Seller in connection with any Whole Loan Transfer or Pass-Through Transfer.

          (c) Seller (i) will indemnify and hold harmless the Purchaser and each Person, if any who "controls" Purchaser within the meaning of the Securities Act of 1933, as amended (a "Purchaser Indemnified Party"), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Seller's Information provided by the Seller and included in the Disclosure Document and (ii) will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Seller agrees to execute an indemnification agreement in connection with any Pass-Through Transfer containing the foregoing indemnity.

          (d) Purchaser (i) will indemnify and hold harmless Seller, the Servicer and each Person, if any who "controls" the Seller or the Servicer (all such persons, the "Seller Indemnified Party") within the meaning of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities to which such Seller Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in any Disclosure Document (other than an untrue statement of material fact contained in the Seller's Information), or (y) arise out of or are based upon the omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless such omission would constitute Seller's Information) and (ii) will reimburse Seller Indemnified Party for any legal or other expenses reasonably incurred by Seller Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Purchaser agrees to execute an indemnification agreement containing the foregoing indemnity.

          (e) With respect to any Mortgage Loan that is the subject of a Pass-Through Transfer on or after January 1, 2006, in connection with the Purchaser's preparation of a Disclosure Document, the Seller shall deliver disclosures relating to the Seller, or the Mortgage Loans that the Seller reasonably determines, after good faith negotiation with the Purchaser, to be required to be delivered by the Seller pursuant to Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended ("Regulation AB"). The Seller shall indemnify the Purchaser Indemnified Party for such disclosures as provided in Section 9.1(c).

          (f) With respect to any Mortgage Loan that is the subject of a Pass-Through Transfer on or after January 1, 2006, in connection with the servicing of such Mortgage Loan, the Servicer shall deliver the reports, statements and certifications required to be delivered by the Servicer under Regulation AB with respect to such Pass-Through Transfer.

          (g) If at any time, the aggregate Unpaid Principal Balance of any Mortgage Loans serviced hereunder and retained by the Owner ("Portfolio Loans") is less than one or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio Loans as of the related Closing Date, the Seller or its designee may elect, in its sole discretion, to purchase such Portfolio Loans. The purchase price of Mortgage Loans purchased by the Seller or its designee pursuant to this Section 9.1(g) shall equal the lesser of (i) the aggregate fair market value of such Mortgage Loans at the time of purchase by the Seller or its designee and (ii) the aggregate Unpaid Principal Balance of such Mortgage Loans, plus the amount of interest on such Unpaid Principal Balance of such Mortgage Loans, at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs.

                                  ARTICLE 10.

                                CLOSING DOCUMENTS

     SECTION 10.1 SALE DATE

     On or before the Sale Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

     1. this Agreement, in four counterparts;

     2. the Memorandum of Sale and related exhibits, substantially in the form of Exhibit B hereto;

     3. a Security Release Certification executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person, substantially in the form of Exhibit C hereto;

     4. the Commitment Letter;

     5. an officer's certificate of the Seller, including all attachments thereto, reasonably satisfactory to the Purchaser;

     On or before the Sale Date, the Custodian shall submit to the Purchaser an initial certification with respect to the related Mortgage Loans.

     Within 30 Business Days after the Sale Date, the Seller shall deliver to the Purchaser underwriting guidelines relating to the originators of the Mortgage Loans, other than the underwriting guidelines of those Mortgage Loans previously purchased from the Purchaser or its affiliate and indicated as such on the Data Tape.

                                  ARTICLE 11.

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1 COSTS AND EXPENSES

     Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby shall be paid by Seller including, without limitation, the costs of shipping the Mortgage Files to the Custodian, any recording or filing fees, transfer fees, and all other costs associated with the preparation and filing of assignments or any other transfer or conveyance documents; provided, that the Purchaser acknowledges and agrees that all costs associated with the filing of assignments or any other transfer or conveyance documents (the "Recording Costs") have been paid by the Seller on the Sale Date and no further Recording Costs shall be payable by the Seller after the Sale Date. Notwithstanding the foregoing, Purchaser shall pay all expenses incurred by Purchaser incurred in the performance of its "due diligence" activities, review of the Mortgage Loan documents and the preparation of this Agreement, including, but not limited to, any legal fees and expenses incurred by its own attorneys in connection with the foregoing.

     SECTION 11.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS

     The representations, warranties, indemnities, covenants and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination and expiration of this Agreement.

     SECTION 11.3 NOTICES

     All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, sent by facsimile, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier:

     (a)  If to the Purchaser, to:

          Merrill Lynch Mortgage Lending Inc.
          4 World Financial Center
          9th Floor
          New York, New York 10080
          Attention: Asset Management
          Telephone: (212) 449-1437
          Facsimile: (212) 738-1110

     (b)  If to Seller, to:

          Washington Mutual Mortgage Securities Corp.
          75 North Fairway Drive.
          Vernon Hills, IL 60061
          Attention: Wendy Lee Loncar
          Telephone: (847) 549-6500
          Facsimile: (847) 549-2997

          with a copy to:

          Washington Mutual Legal Department
          1201 Third Avenue, WMT 1706
          Seattle, WA 98101
          Attention: WMMSC
          Telephone: (206) 461-8890
          Facsimile: (206) 461-5739

or to such other address as Purchaser or Seller shall have specified in writing to the other.

     Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties hereto agree to such alternative means in writing.

     SECTION 11.4 WAIVERS

     Either Purchaser or Seller may, by written notice to the other:

          (a) Extend the time for the performance of any of the obligations or other transactions of the other party; or

          (b) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other party hereunder.

     The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

     SECTION 11.5 ENTIRE AGREEMENT; AMENDMENT

     This Agreement, together with the Memorandum of Sale, constitutes the entire agreement between the parties with respect to the sale of the Mortgage Loans and supersedes all prior agreements with respect thereto. If any provision of the Memorandum of Sale conflicts with any provision of this Agreement, the Memorandum of Sale shall control. This Agreement may be amended but only in writing signed by the party against whom such amendment is sought to be enforced.

     SECTION 11.6 BINDING EFFECT

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities.

     SECTION 11.7 HEADINGS

     The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.8 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) except to the extent preempted by federal law, and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

     Each of Seller and Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents or instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of Seller or Purchaser. This provision is a material inducement for Purchaser to enter this Agreement.

     SECTION 11.9 INCORPORATION OF EXHIBITS

     All Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

     SECTION 11.10 COUNTERPARTS

     For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     SECTION 11.11 ASSIGNMENT

     Subject to Section 9.1 herein, the Purchaser shall have the right, without the consent of the Seller hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an assignment, assumption and recognition agreement mutually agreeable to the parties hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Seller, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. However, in no event shall there be more than four Persons at any given time having the status of "Purchaser" hereunder.

     SECTION 11.12 MERGER OR CONSOLIDATION OF THE SELLER

     Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 11.13 CONSIDERATION

     The parties hereto acknowledge and agree that the consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                            [Signature page follows]

     IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WASHINGTON MUTUAL MORTGAGE
                                        SECURITIES CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

              [Signature Page to Mortgage Loan Purchase Agreement]

                                    EXHIBIT A

                                  MORTGAGE FILE

     Subject to Document Exceptions, the contents of each Mortgage File shall include the following documents with respect to the related Mortgage Loan:

     (a) the original Mortgage Note, endorsed as set forth in Section 2.2(a), or a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note;

     (b) the original recorded Mortgage (and in the case of a MOM Loan, with evidence of MIN), or in instances where the original recorded Mortgage cannot be delivered by Seller to Purchaser prior to or concurrent with the Sale Date (due to a delay on the part of the recording office) the Seller may, in lieu of delivering such original Mortgage, deliver to Purchaser a fully legible reproduction of the original mortgage provided that the Seller certifies on the face of such reproduction as follows: "Certified true and correct copy of original which has been transmitted for recordation". For purposes hereof transmitted for recordation means having been mailed or otherwise delivered for recordation to the appropriate authority. In all such instances, Seller shall deliver the original recorded Mortgage to Purchaser within 180 days after the Sale Date except to the extent that any delay in recording or delivering any document is caused by the recording office.

     (c) unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage;

     (d) unless such Mortgage Loan is a MOM Loan, all original recorded intervening assignments of the Mortgage showing a complete chain of title to the Mortgage from the originator to Purchaser (or, in the case of a MERS Loan other than a MOM Loan, showing a complete chain of title from the originator to MERS) or in instances where an original recorded intervening assignment of Mortgage cannot be delivered by Seller to Purchaser prior to or concurrent with the Sale Date (due to a delay on the part of the recording office) the Seller may, in lieu of delivering such original intervening assignment of Mortgage, deliver to Purchaser a fully legible reproduction of the original intervening assignment of Mortgage provided that the Seller certifies on the face of such reproduction as follows: "Certified true and correct copy of original which has been transmitted for recordation". In all such instances, Seller shall deliver each original recorded intervening assignment of Mortgage to Purchaser within 180 days after the Sale Date except to the extent that any delay in recording or delivering any document is caused by the recording office;

     (e) all modification and assumption agreements, if any; and,

     (f) with respect to any Cooperative Loan, copies of:

          (i) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Purchaser;

          (ii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

          (iii) The recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

          (iv) The Security Agreement;

          (v) The UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (vi) The filed UCC-3 assignments of the security interest referenced above showing an unbroken chain of title from the originator to the Purchaser, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (vii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced above, showing an unbroken chain of title from the originator to the Purchaser; and

          (viii) For any Cooperative Loan that has been modified or amended, the instrument or instruments effecting such modification or amendment.

                                    EXHIBIT B

                           FORM OF MEMORANDUM OF SALE

     The mortgage loans described on the mortgage loan schedule attached hereto as Exhibit A shall be deemed sold by Washington Mutual Mortgage Securities Corp. ("Seller") to Merrill Lynch Mortgage Lending Inc. ("Purchaser") pursuant to the terms and conditions of that certain Mortgage Loan Purchase Agreement ("Agreement"), dated as of November 1, 2005, between Seller and Purchaser and the following additional terms and conditions:

Sale Date:                         [_______]

Purchase Price Percentage:         [_______]%

Document Exceptions:               As set forth on the schedule attached hereto
                                   as Exhibit B.

Exception Schedule:                As set forth on the schedule attached hereto
                                   as Exhibit C.

Servicing Fee:                     [[_______]% per annum] [As set forth on
                                   Exhibit A]

Wire Instructions "Ref" Field:     Payee:  [________________]
                                   ABA: _____________________
                                   Account: _________________
                                   Bank Name: _______________
                                   Bank City/State: New York, NY

First Remittance Date:             [_______]

Additional Terms and Conditions:   [_______]


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

MERRILL LYNCH MORTGAGE LENDING INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A
                           SCHEDULE OF MORTGAGE LOANS

                                    EXHIBIT B
                               DOCUMENT EXCEPTIONS

                                    EXHIBIT C
                               EXCEPTION SCHEDULE

                                    EXHIBIT C

                         SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

          Washington Mutual Mortgage Securities Corp. ("WMMSC") hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Merrill Lynch Mortgage Lending, Inc. ("Merrill") from WMMSC pursuant to that certain Mortgage Loan Purchase Agreement, dated as of _______, 2005 (the "Purchase Agreement"), as of the date and time of receipt by _______, 2005 at 4:00 p.m. of $__________ for such Mortgage Loans (the "Date and Time of Sale"), and certifies that the Mortgage Files (as defined in the Purchase Agreement) have been delivered and released to Merrill or its designees as of the Date and Time of Sale.

                          II. Certification of Release

          WMMSC hereby certifies to Merrill that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Merrill, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. WMMSC warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                        WASHINGTON MUTUAL MORTGAGE
                                        SECURITIES CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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